TELEMEDIUM CHANNEL PARTNER AGREEMENT


EXHIIT 10.15



This Agreement is entered into this 11th day of October, 2005 by and between TeleMedium Corporation, a Delaware corporation ("TeleMedium"), with its offices located at 1845 Summit Ave., Suite 400, Plano, Texas 75074, and IVI Communications, Inc., a Delaware corporation as a Channel Partner ("CP"), with its offices located at 6171 W. Century Blvd., Suite 130 Los Angeles, CA 90045. TeleMedium and CP shall each be referred to individually as a "Party" and collectively as the "Parties".


TABLE OF CONTENTS
   RECITALS.................................................................3
   --------
   1. DEFINITIONS...........................................................3
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   2. SERVICES AND EQUIPMENT................................................4
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   3. INTELLECTUAL PROPERTY.................................................4
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   4. MAINTENANCE...........................................................5
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   5. TERM OF AGREEMENT.....................................................6
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   6. RESPONSIBILITIES OF CP................................................6
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      6.1 Billing and Collections...........................................6
      ----------------------------
      6.2 Marketing.........................................................6
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      6.3 General Business Practices........................................6
      -------------------------------
      6.4 Support and Training..............................................6
      -------------------------
      6.5 Escalation Procedures.............................................6
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      6.6 Abuse.............................................................7
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      6.7 Commerce Regulations..............................................7
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      6.8 Exclusivity.......................................................7
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      6.9 Obligations.......................................................7
      ----------------
   7. RESPONSIBILITIES OF TELEMEDIUM........................................8
   ---------------------------------
      7.1 Services to Users.................................................8
      ----------------------
      7.2 User Support......................................................8
      -----------------
      7.3 Escalation Procedure..............................................8


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      -------------------------
      7.4 Regulatory Compliance.............................................8
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      7.5 User Disconnect...................................................8
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      7.6 User Activity.....................................................8
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      7.7 Trademarks and Copyrights.........................................8
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   8. 911 SERVICES..........................................................9
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   9. PRIVACY...............................................................9
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   10. BILLING, FEES, AND PAYMENT TERMS.....................................9
   ------------------------------------
      10.1 Price Changes....................................................9
      -------------------
      10.2 Additional Fees..................................................9
      ---------------------
      10.3 Disconnect Fees..................................................9
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   12. CP REPRESENTATIONS, WARRANTIES AND COVENANTS.........................9
   ------------------------------------------------
      12.1 Warranties.......................................................9
      ----------------
      12.2 Indemnities.....................................................10
      -----------------
   13. CONFIDENTIAL INFORMATION............................................10
   ----------------------------
      13.1 Information Disclosure..........................................10
      ----------------------------
      13.2 Exceptions......................................................10
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      13.3 Violations......................................................11
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      13.4 Press Releases..................................................11
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   14. RESTRICTIONS ON ACCESS..............................................11
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      14.1 Abuse and Fraudulent Use........................................11
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      14.2 Account Cancellation............................................12
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      14.3 Notification....................................................12
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      14.4 Compensation....................................................12
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   15. DEFAULT.............................................................12
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   16. TERMINATION.........................................................14
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      16.1 Default.........................................................14
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      16.2 User Accounts...................................................14
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      16.3 Identification..................................................14
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      16.4 Rights and Remedies.............................................14
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      16.5 Previous Orders.................................................14
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      16.5 Property........................................................14
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   17. WARRANTIES, DISCLAIMER AND LIMITATION OF LIABILITY..................14
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      17.1 Warranties......................................................14
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      17.2 Liability.......................................................15
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      17.3 Equipment.......................................................15
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      17.4 Disclaimer of Warranties........................................15
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      17.5 Service Interruption............................................16
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      17.6 Limitation of Liability.........................................16
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   18. DISPUTE RESOLUTION..................................................17
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   19. TAXES...............................................................17
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   20. MISCELLANEOUS.......................................................17
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      20.1 Notices.........................................................17
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      20.2 Force Majeure...................................................18
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      20.3 Binding Effect / Assignment.....................................18
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      20.4 Entire Agreement................................................18
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      20.5 Governing Law...................................................18
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      20.6 Waiver..........................................................18
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      20.7 Severability....................................................19
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      20.8 Headings........................................................19
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      20.9 Costs and Expenses..............................................19
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      20.10 Other CPs......................................................19
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      20.11 Independent Parties............................................19
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      20.12 Tariffs........................................................19
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   EXHIBIT A...............................................................21
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   EXHIBIT B...............................................................22
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   EXHIBIT C...............................................................23
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   EXHIBIT D...............................................................24
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      CUSTOMER SERVICE PROCEDURES..........................................24
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RECITALS
WHEREAS, TeleMedium provides Voice-over-Internet-Protocol (VoIP) services; and WHEREAS, TeleMedium offers a Private Label Channel Partner Program to Channel Partners; and WHEREAS, CP desires to promote and market TeleMedium's VoIP services, and the Parties desire to enter into a wholesale agreement under the Private Label Channel Partner Program in accordance with the terms of this Agreement; NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:



1. DEFINITIONS

     Actual Billing Cycle Amount shall mean, with respect to any User, the sum of the Usage Charge for such User for that billing cycle. Affiliate shall mean, with respect to any Person

     A. any Person that directly, or indirectly through one or more intermediaries, controls such Person or

     B. any Person that is controlled by, or is under common control, with a controlling Person.

     As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
     Agreement shall mean this Private Label Channel Partner Program Agreement, including all exhibits, annexes, and other attachments appended hereto. Confidential Information means, with respect to each Party, information provided by or relating to such Party that is not public and is confidential or proprietary in nature, including proprietary information, information related to intellectual property rights (other than issued patents and trademarks used in commerce), User information, information about such Party's financial condition and projections, business activities, ventures and strategic plans and partners, marketing strategies and programs, know-how, strategic insights and statistical models or strategies or procedures to develop such models and any other financial information, whether in written, oral, magnetic, computer software or other form, all copies and reproductions of such information, in whole or in part, and all summaries, analyses, compilations, studies, notes and other records that contain, reflect or are generated from such information. The terms, provisions and existence of this Agreement are Confidential Information.

     Facilities shall mean the equipment comprising the TeleMedium System.
     FCC shall mean the United States Federal Communications Commission or any successor agency thereto. TeleMedium System shall mean the network, including servers and conversion servers, softswitch, and the proprietary gateway managed and operated by TeleMedium or any successors and assigns thereof with respect to the Services.


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     Person shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization. Pricing Schedule shall mean the detailed listing of charges charged by TeleMedium for the Services and the Equipment, a current copy of which is attached hereto as Exhibit A.

     Private Label Name shall mean the name used by CP, the name under which the Services shall be marketed and promoted by the Parties. Services shall mean any of the services to be provided by TeleMedium to Users in the Territory under the Private Label Name.

     Territory shall be defined as being the geographic area in which the Services shall be marketed and provided as specified in Exhibit C, as may be amended from time to time by TeleMedium upon 30 days prior written notice.

     Usage Charges shall mean, with respect to each User, the sum of
         A. the Service charges for such User incurred during the previous month pro rated for such cycle calculated and B. any international usage charges, advanced feature charges, and equipment purchase, if any, incurred during the previous month pro rated for such cycle calculated, using the prices set forth in the Pricing Schedule in Exhibit A (excluding any activation or shipping charges).
     User shall mean a subscriber of the Service.
     VoIP shall mean Voice over Internet Protocol, a technology that enables the transmission of voice calls over the Internet.


2. SERVICES AND EQUIPMENT
The Services and Equipment supplied by TeleMedium as part of the Private Label Channel Partner Program to Users are identified in Exhibit B (Equipment and Service Descriptions). Such Services and Equipment shall be offered by TeleMedium at the prices specified in Exhibit A (Pricing Schedule). TeleMedium will have sole and complete responsibility and discretion to add, delete, or amend any of the terms and conditions applicable to the Services, Equipment and Users, including but not limited to pricing terms, provided that TeleMedium shall provide 30 days' prior written notice to CP of any changes to Exhibits A or B hereto.


3. INTELLECTUAL PROPERTY
The Services, TeleMedium System and Equipment, and any software used to provide the Services or provided to CP or User in conjunction with the provision of the Services, or embedded in the Equipment, and all Services, information, documents, and materials on the Website and Interface, with the exception of the Trade Marks of CP, are the sole property of TeleMedium and are protected by trademark, copyright or other intellectual property laws and international treaty provisions. Nothing in this Agreement shall be construed to assign or license any intellectual property rights of either Party except as explicitly set out in this Agreement.


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     A.   TeleMedium will collect, maintain, and be the sole owner of all information, whether personally identifiable or in aggregate, that is submitted and/or obtained by TeleMedium about a User and its usage of the Services (the "User Data").

     B. CP will be the sole and complete owner of all lists of and proprietary information pertaining to CP customers that CP provides to TeleMedium pursuant to this Agreement ("CP Customer Data"). TeleMedium may only use such Customer Data to market, offer, and provide the Services and Equipment in accordance with this Agreement. However, TeleMedium may maintain and use any information that it obtains as a result of a relationship with a User. The provisions of this Section will not prohibit TeleMedium from using information relating to Users that TeleMedium acquires by other means.

     C. CP hereby grants TeleMedium a non-exclusive license to use CP Customer Data supplied by CP, with such information as CP may legally share with TeleMedium that may be relevant to permit solicitation for the Services, to enable TeleMedium to solicit CP customers, who have not opted out or elected to be excluded from the relevant type of product or service offers, for the Services on a recurring basis throughout the term of this Agreement. On a regular basis, but not less often than once at the end of each calendar month during the term of this Agreement, CP will furnish TeleMedium with full, complete and updated CP Customer Data. This monthly CP Customer Data will be in addition to any CP Customer Data that CP will provide to TeleMedium for email marketing. Besides using the CP Customer Data for internal analysis to understand and enhance program performance results, for offering the Services and pursuant to any marketing plan, the Parties may mutually develop, and for any purpose to which the Parties mutually agree, TeleMedium will not use the CP Customer Data for any other purpose. Upon the expiration or termination of this Agreement for any reason, TeleMedium will promptly destroy or return, at CP's sole discretion, any and all CP Customer Data, except for information that also is User information that belongs to TeleMedium. CP shall distribute e-mail solicitations and disseminate Website solicitations to its customers informing them of the availability of the Service consistent with CP's then-current customer communication policies, user agreement, privacy policy, and do-not-promote procedures in which its customers have indicated to CP that they do not want to be contacted with offers. In connection with CP's solicitation by email of its customers, TeleMedium may provide CP with such information relevant to creditworthiness of the solicitees that may be relevant to restricting the solicitation to a subset of subscribers, and TeleMedium and CP will cooperate in coordinating such solicitation efforts, in accordance with a marketing plan to be mutually agree to by the Parties. CP will keep all information provided by TeleMedium, in accordance with the prior sentence, confidential in accordance with the provisions set forth in this Agreement.



4.  MAINTENANCE
CP agrees and recognizes that in order to assess and protect the overall performance of the TeleMedium System and the Services, TeleMedium may interrupt use of the Service, and TeleMedium shall have no liability for such interruptions, for either of the following reasons:

     A. To carry out planned maintenance on the TeleMedium System; or B. In unusual or abnormal situations or conditions.


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TeleMedium shall use reasonable commercial efforts to schedule and conduct its activities during periods of such interruptions, so as to minimize the duration of service disruption to Users. Interruptions where unusual or abnormal conditions exist shall be made by TeleMedium in its sole discretion.

Each of TeleMedium and CP shall promptly notify the other upon learning of the commencement of any degradation or interruption of the Services and of the relevant facts known to it concerning such event. In the event of planned maintenance or an emergency outage, TeleMedium shall take commercially reasonable efforts to resume the provision of Services as soon as reasonably possible thereafter.


5. TERM OF AGREEMENT
The term of this Agreement shall commence on the date hereof and continue for a period of two (2) years. Thereafter this Agreement shall continue in effect unless terminated sooner pursuant to the termination provisions contained in
Section 16 hereof.


6. RESPONSIBILITIES OF CP

     6.1 Billing and Collections. CP shall be solely responsible for billing and collecting all amounts due from Users. CP will bear all costs of administering the Service and User accounts, except as otherwise provided under this Agreement.

     6.2 Marketing. CP shall promote, solicit, and market and use best efforts to secure and retain Users for the Services in the Territory and shall maintain an adequate staff and devote sufficient resources to perform such functions.

     6.3 General Business Practices. CP shall employ the highest standard of business conduct in the performance of its obligations hereunder and shall not do anything that would tend to discredit, dishonor, reflect adversely on or injure the reputation of TeleMedium, the Services, or the TeleMedium System. CP shall comply with all applicable laws, rules and regulations of any United States, or foreign, federal, state or local governmental agency or authority ("Governmental Authority") in the performance of its obligations hereunder.

     6.4 Support and Training. CP shall provide adequate support and training to its staff with respect to the marketing and promotion of the Services and its solicitation of its customers.

     6.5 Escalation Procedures. CP shall direct any calls, or other communications from Users regarding the Services, to TeleMedium's customer support personnel, at the address, emails and/or phone numbers to be supplied by TeleMedium from time to time. Any contact or communication by CP with the Users in connection with the Services shall be under the Private Label Name. In the event that it is determined that a service issue arises from CP's service, equipment, system or network that affects or will likely affect TeleMedium's provision of the Services, CP shall promptly notify TeleMedium and work diligently and cooperatively with TeleMedium to resolve any such issues.

     6.6 Abuse. CP shall not, and shall not permit any User to, abuse or fraudulently use the TeleMedium System in violation of Section 14 hereof.

     6.7 Commerce Regulations. During the term of this Agreement, CP shall be responsible for all federal, state, or local licenses, permits, or clearances that may be required in connection with the performance of its obligations hereunder. CP shall, at its own expense and as necessary, obtain and maintain, or confirm all necessary authorizations from Governmental Authorities. CP shall notify TeleMedium in writing immediately upon becoming aware that any such required authorizations have lapsed, been terminated, or revoked.


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     6.8 Exclusivity. CP shall be obligated to engage exclusively with
     TeleMedium for services and equipment comparable to the Services and/or Equipment in the Territory, and TeleMedium shall be the sole and exclusive provider of VoIP services to CP's customers in the Territory. During the term of this Agreement, including any renewal term, TeleMedium will be the exclusive provider of VoIP services promoted and marketed by CP in the Territory. CP will not, within the Territory and without TeleMedium's written consent,

     A. sponsor, promote, market, offer or otherwise become involved with the provision of a competing VoIP service;

     B. license or allow others to license CP Trade Marks to promote or offer a competing VoIP service;

     C. negotiate, discuss or solicit any offer to market or promote a competing VoIP service; or

     D. sell, rent or otherwise make available to the provider of a competing VoIP service any list of Users or any usage and demographic data on individual Users.

     6.9 Obligations. Nothing contained in this Agreement shall obligate TeleMedium to provide the Services or comparable services exclusively in conjunction with CP. CP further undertakes and agrees:

     A. To integrate the Services with other products and services as part of a specific solution or application for Users;

     B. To establish, maintain and supply to TeleMedium a list of designated persons and addresses authorized for maintenance of this Agreement, receipt of the CP Payment, and resolution of operational and technical issues;

     C. To inform TeleMedium immediately of any changes in ownership or control of CP and of any change in the organization or method of doing business which might affect the performance of CP's duties under this Agreement;

     D. Not to enter into, assume, or incur any obligation on TeleMedium's behalf or otherwise transact any business for TeleMedium, including, without limitation, acceptance or enrollment of Users, without TeleMedium's prior written approval;


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     E.   To represent and warrant that it is and will continue to be an independent merchant or enterprise within the meaning and requirement of any relevant laws or customs and neither CP nor its employees or agents shall in any event be deemed to be employees of TeleMedium;

     F. To only use the trade names or trademarks of TeleMedium in accordance with this Agreement. CP hereby waives any right, title or interest in any trade names, trademarks or copyrights of TeleMedium; and

     G. To be responsible for all expenses incurred in connection with the performance of its obligations hereunder including, without limitation, expenses relating to salaries of its employees, office, travel, correspondence, business communications, advertising, and the production and dissemination of marketing materials.


7.   RESPONSIBILITIES OF TELEMEDIUM

     7.1 Services to Users. TeleMedium shall provide to CP and to its Users access to the TeleMedium System in accordance with the terms and conditions of this Agreement, and, subject to the terms of the Section 17 hereof, shall use its commercially reasonable efforts to provide continuously the Services to Users.

     7.2 User Support. TeleMedium shall be solely responsible for User support services. TeleMedium shall establish, at its cost, a separate 800 and local number for technical support for Users. TeleMedium shall respond, under the name of "_____ Voice by TeleMedium," to User inquiries relating to billing, Equipment, related software, the Services, and the operation of the TeleMedium System. TeleMedium shall diligently investigate and attempt to resolve any complaints from Users relating to the Services and the operation of the TeleMedium System. Any contact or communication by TeleMedium with the Users shall be under the Private Label Name.

     7.3 Escalation Procedure. TeleMedium will refer any Users who contact TeleMedium concerning a claim, complaint, dispute, or request for information concerning CP not relating to the Services, to CP customer service in accordance with the referral procedures described in Exhibit D.

     7.4 Regulatory Compliance. TeleMedium shall use a "Best Efforts" attempt to maintain all licenses necessary or required by the FCC or any other Governmental Authority for TeleMedium to provide the Services in the United States. CP acknowledges and understands that

     A.   the Services are not telephone services;

     B. important distinctions exist between telephone service and the Services offered by TeleMedium;

     C. the Services are subject to different regulatory treatment than phone service; and

     D. such treatment may limit or otherwise affect the Users rights of redress before the FCC and other federal and state telecommunications regulatory authorities.

     7.5 User Disconnect. Upon receipt of the notice of termination from a User pursuant to this Agreement, TeleMedium shall disconnect the Service to User promptly.

     7.6 User Activity. TeleMedium shall provide access to User Call Detail Records to CP by logging into TeleMedium OSS.

     7.7 Trademarks and Copyrights. TeleMedium agrees to only use the trade names or trademarks of CP in accordance with this Agreement. TeleMedium hereby waives any right, title or interest in any trade names, trademarks, or copyrights of CP.


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8. 911 SERVICES
Non-Availability of Traditional 911 or E911 Dialing Service: CP acknowledges and understands that, because of the unique nature of VoIP services, the Services do not support traditional 911 or E911 access to emergency services and that 911 dialing and the Services do not function in the event of a power failure or a service outage of whatever nature by CP or the broadband provider. Under no circumstances shall

     A.   CP have any claim against TeleMedium or

     B. TeleMedium have any liability to CP, in connection with TeleMedium's failure or restricted ability to provide 911 or E911 access to emergency services to Users.


9. PRIVACY
The Services utilize, in whole or in part, the public Internet and third party networks to transmit voice and other communications. TeleMedium shall not be liable for any lack of privacy which may be experienced with regard to the Services. TeleMedium shall supply a privacy policy on the Website and Interface.


10. BILLING, FEES, AND PAYMENT TERMS
During the term of this Agreement, TeleMedium shall charge CP for Users for each monthly billing cycle the Actual Billing Cycle Amount for such monthly billing cycle, using the Private Label Name. If, at any time during this the course of this agreement, the CP fails to pay for Users' services, TeleMedium has the right to contact and bill Users directly, the Users become the sole property of TeleMedium Corporation, and the CP may not contact Users under any circumstances regarding VoIP services.

     10.1 Price Changes. TeleMedium shall provide CP with at least thirty (30) days prior written notice of any price changes. In the event of a price change, the new prices will apply to all orders accepted by TeleMedium after the notice period.

     10.2 Additional Fees. Upon activation of the Services, TeleMedium may charge CP an activation fee and a shipping and handling fee for equipment provided to User. TeleMedium may from time to time waive some or all of these fees. CP shall not be entitled to any portion of the activation fee or shipping and handling fee.

     10.3 Disconnect Fees. Upon termination of the Services for any reason for convenience by User, TeleMedium will charge CP a disconnect fee.


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12. CP REPRESENTATIONS, WARRANTIES AND COVENANTS

     12.1 Warranties.      CP represents and warrants to TeleMedium that:

     A. CP is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation,

     B. the execution, delivery and performance of this Agreement by CP have been duly authorized by all necessary action on the part of CP,

     C. this Agreement has been duly executed and delivered by CP and constitutes a legally valid and binding obligation of CP, enforceable against CP in accordance with its terms,

     D. CP has and shall have all licenses, permits and other authorizations from all Governmental Authorities necessary for CP to perform its obligations under this Agreement,

     E. CP will not violate any copyright, trade secret, trademark, patent, invention, proprietary information, privacy, nondisclosure or any other statutory or common law rights of any third party in the performance of its obligations under this Agreement.

     12.2 Indemnities. CP agrees to indemnify, defend and hold harmless TeleMedium and its Affiliates, officers, directors, employees, agents and representatives against any and all claims, demands, expenses or liabilities (including reasonable attorneys' fees) of third parties arising from or in connection with CP's breach of any representations, warranties, covenants or agreements contained herein.


13. CONFIDENTIAL INFORMATION

     13.1 Information Disclosure. Each Party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other Party. The receiving party ("Receiving Party") shall, at all times, both during the term of this Agreement and thereafter for a period of two (2) years thereafter, keep in confidence and trust all of the disclosing party's ("Disclosing Party") Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from failing into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants and subsidiaries who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into written confidentiality agreements which protect the Confidential Information of the Disclosing Party. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information.


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     13.2 Exceptions. The obligations set forth in Section 13.1 shall not apply to the extent that Confidential Information includes information which

     A. is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

     B. is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

     C. is received by the Receiving Party from a third party without restriction on disclosure;

     D. is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

     E. is approved for release by written authorization of the Disclosing Party; or

     F. is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however, that the Receiving Party will use its reasonable efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

     13.3 Violations. Each Party acknowledges and agrees that any breach of this
     Section 13 (Confidential Information) by a Party's unauthorized use or disclosure of the Disclosing Party's Confidential Information would cause irreparable injury to the other Party for which monetary damages are not an adequate remedy. Accordingly, in addition to other available remedies, the non-breaching Party will be entitled to obtain appropriate injunctive relief and other equitable remedies in the event of such breach.

     13.4 Press Releases. The Parties agree to cooperate in the development of joint press releases, if any. Press releases describing the Parties' strategic relationships will not be made without the mutual written consent of each Party, which will not unreasonably be withheld or delayed. Without the written permission of TeleMedium, CP will not discuss any specifics of this Agreement or the Private Label Channel Partner Program with providers of services that compete with the Services, except to disclose to such Persons that exclusivity provisions in this Agreement prohibit its discussion of or entering into agreements for offerings of competing services. These provisions will not apply to disclosures that CP is required to make to the Securities Exchange Commission, to shareholders, to the general public or to other individuals or entities as required by applicable law.

14. RESTRICTIONS ON ACCESS

     14.1 Abuse and Fraudulent Use. Access to the TeleMedium System and the Services is furnished subject to the condition that there will be no abuse or fraudulent use of the TeleMedium System or the Services by the CP or the Users. CP shall not abuse or fraudulently use the TeleMedium System or the Services and shall use reasonable business efforts to control and prevent abuse or fraudulent use of the TeleMedium System and the Services by Users. Abuse and fraudulent use of the TeleMedium System includes, but is not limited to:


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     A.   Attempting or assisting another Person

              (1) to access, alter or interfere with the communications and/or information of a User by rearranging, tampering or making an unauthorized connection with any Facilities of TeleMedium or

              (2) to use any scheme, false representation or false credit device, with the intent to avoid payment for, in whole or in part, the Services;

     B. Using the TeleMedium System in such a manner so as to interfere unreasonably with the use of the TeleMedium System by Users;

     C. Using the TeleMedium System or Services to transmit or receive any communication or material of any kind that

              (1) would constitute a criminal offense, give rise to a civil liability, or otherwise violate any applicable local, state, national or international law or

              (2) encourage conduct that would constitute a criminal offense, give rise to a civil liability, or otherwise violate any applicable local, state, national or international law;

     D. Using the TeleMedium System or Services to convey information that is deemed to be, in the reasonable business judgment of TeleMedium, obscene, salacious or prurient, or to convey information of an unlawful nature or in an unlawful manner;

     E. Tampering with the Equipment, including but not limited to, changing the electronic serial number or equipment identifier of the Equipment, or performing a factory reset of the Equipment without the express permission of TeleMedium; or

     F.   Any use of the TeleMedium System or Services that is

              (1) illegal,

              (2) dangerous to/and or could cause damage to any part of the TeleMedium System or other communication systems;

              (3) involves unauthorized access to the TeleMedium System; or

              (4) is contrary to the terms of use outlined in this Agreement.

     14.2 Account Cancellation. TeleMedium may cancel the right to use the TeleMedium System and the Services of any User determined by TeleMedium in its sole discretion to be abusing or fraudulently using the TeleMedium System.

     14.3 Notification. CP shall notify TeleMedium as soon as possible of any fraudulent, abusive or unauthorized use of the TeleMedium System or the Services and shall immediately take such action as TeleMedium may reasonably request to stop such improper usage.

     14.4 Compensation. CP acknowledges that in the event of any breach specified in this section, the harm suffered by TeleMedium may not be adequately compensated by monetary damages and there would be no adequate remedy at law for CP's breach and, accordingly, TeleMedium shall be entitled to seek a court injunction in addition to any other remedies available at law or in equity specifically enforcing TeleMedium's right to prevent CP from accessing the TeleMedium Service and the TeleMedium System to prevent such breach from continuing.


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15. DEFAULT
The following events shall constitute events of default (each, an "Event of Default") under this Agreement:

     A. Non-Payment. In the event CP does not remit payment for Undisputed Charges (defined as all charges invoiced to CP except for any specified amounts which CP disputes in good faith, with reference to specific provisions of this Agreement, and with supporting factual documentation) by the second to the last business day of the calendar month, TeleMedium may, in its sole discretion, elect to immediately terminate agreement. The CP automatically assigns any and all ownership of Users accounts and User information to TeleMedium. Furthermore, CP agrees not to have any contact with customer regarding VoIP services at ANY time in the future.

     B. CP shall fail to observe or perform any of its covenants or agreements contained in Section 7 and such failure shall remain uncured for a period of twenty (20) days after receipt by CP of written notice from TeleMedium specifying the nature of such failure.

     C. CP shall abuse or fraudulently use the TeleMedium System in violation of Section 14 and such failure shall remain uncured for a period of fifteen (15) days after receipt by CP of written notice from TeleMedium specifying the nature of such abuse or fraudulent use.

     D. A Party shall fail to observe or perform any of its covenants or agreements contained in this Agreement (other than as specified in Section 15 B or C) or in any other agreement or document executed pursuant hereto and such failure remains uncured for a period of thirty (30) days after receipt by the breaching Party of written notice of such failure;

     E. Any representation or warranty of CP contained in this Agreement shall prove to be false or misleading in any material respect;

     F.   (1) A Party shall

             (a)  make an assignment for the benefit of creditors,

             (b)  file a petition in bankruptcy,

             (c)  be adjudicated insolvent or bankrupt,

             (d)  petition or apply to any tribunal for any receiver or for any trustee for it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or

          (2) a Party shall have commenced against it any such proceeding or an order for relief shall be entered that remains undismissed for a period of sixty (60) days, such Party by any act indicates its consent to, approval of, or acquiescence in, any such proceeding, order for relief or the appointment of any receiver of or any trustee for it or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

         G. CP ceases to carry on its business as an ISP or broadband provider or as promoter or marketer of the Services; H. A Party fails to maintain necessary government and/or regulatory approvals and licenses required for it to perform under this Agreement.



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16. TERMINATION
     16.1 Default.Upon the occurrence of an Event of Default, the Party not in default shall have the right to terminate this Agreement at the end of the applicable cure period if the Event of the Default has not been cured, provided that the covenants, agreements and obligations specified in Sections [4, 9, 13, 16, 17, 18 and 20.4 and 20.5] shall survive the termination of this Agreement as specified herein. The termination or expiration of this Agreement will in no way limit any obligation or liability, subject to Section 17, of either Party based on or arising from a breach or default by such Party occurring prior to the date of termination or expiration.

     16.2 User Accounts. Upon the expiration or termination of this Agreement, TeleMedium shall be entitled to contact any and all Users for the purpose of advising the Users as to how the Users may continue to subscribe to the Services and maintain access to the TeleMedium System. In such event, CP shall reasonably cooperate with TeleMedium to enable all Users to continue to have continued use of the Services and access to the TeleMedium System with minimal disruption, provided that TeleMedium shall be under no obligation to ensure that any such User is able to continue to have access to the TeleMedium System.

     16.3 Identification. In the event TeleMedium terminates this Agreement pursuant to Section 16.1, without incurring any liability to the CP, TeleMedium may cease to use the Private Label Name in continuing to provide the Services to Users.

     16.4 Rights and Remedies. Subject to Section 17, termination of this Agreement by a Party in accordance with the terms hereof shall be without prejudice to any other rights or remedies such Party shall have by law.

     16.5 Previous Orders. Upon the giving or receiving of any notice of termination, TeleMedium shall be entitled to, without liability, cancel any previously accepted orders for Services and Equipment that have not yet been connected.


     16.5 Property. Upon termination,

     A.   CP shall

              (1) return promptly all TeleMedium property, including TeleMedium Confidential Information, manuals and return, or at the request of TeleMedium, destroy, all stationery, advertising matter and other promotional materials in its possession containing or bearing any trade mark or trade name of TeleMedium;

              (2) immediately thereafter refrain from representing itself as offering the Services; and

     B. CP and TeleMedium shall cooperate with each other to remove the Website and the Interface on CP's website.


17. WARRANTIES, DISCLAIMER AND LIMITATION OF LIABILITY

     17.1 Warranties. CP acknowledges that it has chosen TeleMedium to supply the Services under the terms stated in this Agreement and agrees that TeleMedium has made and makes no representations or warranties of any kind or nature, directly or indirectly, express or implied, as to the manner in which they are used whatsoever by CP or Users, including their suitability in applications provided by CP and the resulting quality of the Services or the resulting durability and operability of the Equipment. As such, CP accepts the Services and Equipment as specified by TeleMedium.

     17.2 Liability. As TeleMedium disclaims any warranty of fitness for purpose whether arising by operation of law or otherwise, TeleMedium shall not be liable to CP, the Users or others for any loss, damage or expense of any kind or nature caused directly or indirectly by the Services or Equipment arising from the suitability for, or the manner in, which they are used.

     17.3 Equipment. CP acknowledges that Equipment supplied by TeleMedium under this Agreement have been manufactured by third party manufacturers and that no representation or claim as to the Equipment operation or suitability for use or any other matter made by any manufacturer of the Equipment shall be binding on TeleMedium.


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     17.4 Disclaimer of Warranties. TO THE FULLEST EXTENT PERMITTED BY
     APPLICABLE LAW, NEITHER TELEMEDIUM NOR ANY OF ITS AFFILIATES, MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, OF THE EQUIPMENT OR THE SERVICES OR TELEMEDIUM SYSTEM AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OR AS TO ANY OTHER MATTER, WHATSOEVER WITH RESPECT TO THE EQUIPMENT, TELEMEDIUM SYSTEM OR THE TELEMEDIUM SERVICES, INCLUDING, BUT NOT LIMITED TO: (A) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (C) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE TELEMEDIUM SYSTEM OR TELEMEDIUM SERVICES; AND (D) ANY WARRANTY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TELEMEDIUM AND ITS AFFILIATES EXPRESSLY DISCLAIM WITH RESPECT TO CP, AND CP HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES OF TELEMEDIUM AND ITS AFFILIATES RELATING TO THE EQUIPMENT, TELEMEDIUM SYSTEM OR THE SERVICES ARISING BY LAW OR OTHERWISE, WITH RESPECT TO, INCLUDING, BUT NOT LIMITED TO: (A) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (C) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE TELEMEDIUM SYSTEM OR THE SERVICES; AND (D) ANY WARRANTY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY TELEMEDIUM.

     17.5 Service Interruption. In addition to the foregoing, TeleMedium does not warrant that the Services will be without service failure, delay, interruption, error, degradation of voice quality or loss of content, data or information.

     17.6 Limitation of Liability.

     A. CP acknowledges that TeleMedium shall supply the Services that are the subject of this Agreement on a commercially reasonable efforts basis and that service failures and interruptions may occur and are difficult to assess as to cause or resulting damages. CP further acknowledges and understands that the Services do not function in the event of power failure, a service outage by the broadband provider and power or service disruptions or failures will also prevent dialing to emergency service numbers.

     B. The Parties agree that TeleMedium and its Affiliates shall not be liable to CP for any reason whatsoever, whether in contract or in tort or under any other theory of law, for any losses or damages arising out of any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communications line failure, act or omission of any service provider, theft or destruction or unauthorized access to, alteration of, or use of records, associated with the TeleMedium System or the Services, except in the event of an uncured material breach of contract, tortuous behavior, or gross negligence by TeleMedium.


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     C.   Neither TeleMedium nor any of its Affiliates shall be liable for any act or omission of CP or any other Person furnishing equipment, products or services to CP or its Agents, Subagents or Users, nor shall TeleMedium or any of its Affiliates be liable, for any reason whatsoever, whether in contract or in tort or under any other theory of law, for any defects, damages or losses due to the fault or negligence of CP or its Agents, Subagents or Users or the failure of such equipment, products or services or resulting from the unauthorized modification or misuse of the Equipment or operation of the Equipment outside the specifications for the Equipment. CP shall indemnify, defend and hold harmless TeleMedium and its Affiliates, and their respective officers, directors, employees and agents from and against any and all claims, losses, damages, fines, penalties, liabilities, costs and expenses (including, without limitation, reasonable attorneys fees) by, or on behalf of, User or any third party or user of the Services, relating to arising from or relating to the services rendered by CP in connection with the Services, including, without limitation, in its capacity as a broadband provider, the fault or negligence of CP and the failure of equipment, products or services furnished by CP or any other Person acting under the direction or at the request of CP. In addition, CP shall indemnify TeleMedium against any and all costs, legal fees and expenses incurred by TeleMedium in enforcing the provisions of this clause.

     D. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, OR AGENTS BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF DATA, LOSS OF REVENUE OR PROFITS, OR ARISING OUT OF OR IN ON CONNECTION WITH THE PERFORMANCE, NON-PERFORMANCE, POOR PERFORMANCE OF OR USE OR INABILITY TO USE THE SERVICE, INCLUDING INABILITY TO DIAL 911 OR ACCESS EMERGENCY PERSONNEL THROUGH THE SERVICE. THE LIMITATIONS SET FORTH HEREIN APPLY TO CLAIMS FOUNDED IN BREACH OF CONTRACT, BREACH OF WARRANTY, PRODUCTS LIABILITY, TORT AND ANY AND ALL OTHER THEORIES OF LIABILITY AND APPLY WHETHER OR NOT TELEMEDIUM WAS INFORMED OF THE LIKELIHOOD OF ANY PARTICULAR TYPE OF DAMAGES.


18. DISPUTE RESOLUTION
In the first instance, the Parties shall attempt to settle any controversy, dispute or claim arising out of or relating to this Agreement, or the breach hereof, through discussions between the management of TeleMedium and CP, for a period of 30 days. In the event such dispute is not resolved by the management of TeleMedium and CP within such time period, the Parties shall resolve any such dispute or claim in accordance with the laws of the State of Texas, excluding that body of law known as conflicts of law. The parties hereby submit themselves to the jurisdiction of the courts of that State, and exclusive venue shall lie in Collin County, Texas. This Agreement shall be effective as of the date first written above and shall continue in full force and effect indefinitely in accordance with its express terms, except that a court may construe this Agreement to be limited in scope or duration to the extent necessary to render it enforceable.



19. TAXES
The prices set forth herein are exclusive of all federal, state, municipal, local or other governmental sales, use, excise, value-added, personal property, public utility or other taxes, fees or charges ("Taxes"). CP understands that the Users shall be responsible for the payment of any applicable Taxes, including but not limited to sales, use, gross receipts, and excise taxes, whether now in force or enacted in the future, that arise from or as a result of User's subscription or use or payment for the Service or Equipment.


20. MISCELLANEOUS
     20.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile (answer back received), one (1) business day after being sent by express or courier mail or reputable nationwide overnight courier, or three (3) business days after being sent by registered or certified US mail, return receipt requested, postage prepaid, to the Parties at the following addresses (or such other address for a Party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof).


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     20.2 Force Majeure. Neither Party shall be liable for any failure of performance hereunder due to causes beyond its reasonable control, including but not limited to acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrences; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over either of the Parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority; national emergencies; insurrections; riots; wars; a failure to TeleMedium's anticipated supplies or raw materials; or strikes, lock-outs, work stoppages or other labor difficulties.

     20.3 Binding Effect / Assignment. This Agreement shall be binding upon the Parties and their permitted successors and assigns. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any Person without the prior written consent of the other Party, not to be unreasonable withheld; provided that TeleMedium may assign this Agreement without the prior consent of CP to an Affiliate or any Person acquiring all or substantially all of the assets of TeleMedium whether by purchase, merger, acquisition of shares, or any other means and provided further that the CP may assign this Agreement without the prior consent of TeleMedium in the event that all or substantially all of the assets of the CP are acquired by a Noncompeting Person, whether by purchase, merger, acquisition of shares, or by other means. For the purpose of the second provision of this section 20.3, the term "Noncompeting Person" shall mean any Person that is not a direct competitor of TeleMedium with respect to the Services or the TeleMedium System as of the date of such assignment.

     20.4 Entire Agreement. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between CP and TeleMedium and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both Parties. Any modification or amendment of this Agreement must be in writing and signed by duly authorized representatives of both Parties.

     20.5 Governing Law. The construction, interpretation and performance of this Agreement, as well as the legal relations of the Parties arising hereunder, shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its conflict or choice of law provisions. Neither Party may bring any action for a claim under this Agreement later than one (1) year after the termination of this Agreement; provided that claims under any provision of this Agreement that survive termination of this Agreement may be brought within one (1) year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the Party asserting such claim.

     20.6 Waiver. It is understood and agreed that no failure or delay by either TeleMedium or CP in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the Party sought to be bound.

     20.7 Severability. If any part of this Agreement shall be held invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

     20.8 Headings. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.



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     20.9 Costs and Expenses. Except as otherwise specifically provided herein, each Party shall bear all costs and expenses incurred in the performance by it of its obligations hereunder.

     20.10 Other CPs. CP acknowledges and agrees that its appointment hereunder with respect to the Services is non-exclusive. TeleMedium reserves the right to enter into the same or similar Private Label Channel Partner Program arrangements with other parties, and CP acknowledges and agrees that TeleMedium may market and sell the Services and Equipment and similar or comparable services and equipment through other such resellers, distributors and participants and directly to Users for its own account and that Users may wish to obtain TeleMedium services directly from TeleMedium or through other such Persons, in each case without thereby incurring any obligation to CP of any type or nature. Nothing in this Agreement shall entitle CP to any priority of supply in relation to the VOIP Services as against TeleMedium's other resellers, distributors or participants in the Private Label Channel Partner Program or TeleMedium's customers or to any right or remedy against TeleMedium on grounds that the Services or similar or comparable services are provided by any other Person including TeleMedium.

     20.11 Independent Parties. Each Party is an independent contractor. Neither Party is an employee, agent, joint venturer, or partner of the other. Except as provided in this Agreement, neither Party shall have the right, power or authority to act or to create any obligation, express or implied, on behalf of the other Party. No provision of this Agreement shall be construed as vesting in CP any control over or interest in the Facilities or operations of TeleMedium or the TeleMedium System. CP shall not represent itself as an agent of TeleMedium for any purpose nor pledge TeleMedium's credit or give any condition or warranty or make any representation on TeleMedium's behalf or commit TeleMedium to any contracts. Further CP shall not without TeleMedium's prior written consent make any promises or guarantees with reference to the Services beyond those contained in any promotional material supplied by TeleMedium or otherwise incur any liability on behalf of TeleMedium. This Agreement and/or the provision of service by TeleMedium does not establish any joint undertaking, joint venture or partnership between TeleMedium and CP.
     20.12 Tariffs. In the event that any the Services or the charges made therefore are currently subject, or at any time become subject to any federal, state or local regulation or tariff, then the terms and conditions of this Agreement, including the prices set forth in both the Pricing Schedule, shall be deemed amended to conform to any conflicting terms and conditions in effect under such regulation or tariff. TeleMedium shall notify CP within five (5) business days of the applicability and effective date of any such tariff. All non-conflicting terms and conditions of this Agreement shall remain valid and in full force and effect.










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By signing below CP agrees to all terms and conditions set forth in all pages of the Agreement.






IVI Communications, Inc.                            TeleMedium Corporation
By:                                                 By:

Name:                                               Name:

Date:                                               Date:

SSN or D/L Number:
----


-------------------------------------------------------------------------------
Date:         Date:
-------------------------------------------------------------------------------

Number of Existing Broadband Customers: _____________________
Target Markets:
Total number of expected customers in Target Markets: ___________________ Main Product Focus (circle one): TeleMedium TELEMEDIUM PRIVATE LABEL CHANNEL PARTNER PROGRAM AGREEMENT







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EXHIBIT A

TeleMedium Voice Plans
Consumer Unlimited - $12.99/month
Small Business Unlimited - $42.99/month
Minutes over 600 minute aggregate limit will be billed at the rate of $.03 cents per minute.

Additional Plan Features
Other features and services will be available for purchase to add to the main plans above. These features and services will be listed on the TeleMedium website with pricing as they become available. International rates which consist of calls outside the United States and Canada are not covered under standard long distance. Current rates for international calling are available on the TeleMedium website.

Additional Fees
Activation Fee for TeleMediumVoice lines - $19.99
Regulatory Recovery Fee - $1.50 per phone number
Federal Excise Tax - 3% of Total Bill minus shipping and regulatory recovery fee Shipping - $10 per device




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EXHIBIT B
Services:
Residential VOIP
Small Business VOIP
E911
Call Center Support
OSS

Equipment:
ATA (analog telephone adapter) $49.95
$10.00 3 day shipping
$22.00 overnight shipping









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EXHIBIT C
USA Rate Centers










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EXHIBIT D

CUSTOMER SERVICE PROCEDURES

In the event that User requires customer service that is outside the scope of services provided by TeleMedium in support of

TeleMedium's product offering, TeleMedium will refer User to the following:

Telephone:

Website:

Email:

Address:

Main Contact:



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